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                                  EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 23, 2000 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-44363, 33-55090, 333-29439, 333-62681 and 333-78199).

                               ARTHUR ANDERSEN LLP

Vienna, Virginia
March 24, 2000